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                                                                    Exhibit 99.2

TWEETER HOME ENTERTAINMENT GROUP REPORTS RECORD EARNINGS FOR ITS FIRST QUARTER ENDING DECEMBER 31, 1999



CANTON, MA., January 20, 2000 -- Tweeter Home Entertainment Group, Inc. (Nasdaq:
TWTR) announced its earnings results for the first quarter ended December 31, 1999.

For the quarter ended December 31, 1999, total revenue increased 43.8% to $124.8 million from $86.8 million in the same period last year. Comparable store sales increased by 11.9%, excluding the Home Entertainment and DOW Stereo/Video chains. Net income for the quarter increased 78.2% to $8.1 million from $4.6 million for the same period last year. Earnings per share were $0.48 on a diluted basis, compared to $0.32 for the same period last year.

Income from operations, as a percentage of total revenue, increased to 11.0% for the quarter ended December 31, 1999 from 9.0% in the same period last year. This was due to an increase in gross margin, as well as a reduction in general and administrative expenses as a percent of total revenue. Gross margin increased to 36.6% from 34.1% for the same quarter last year, due to increased sales of higher margin products such as DVD players, high end digital receivers, digital camcorders and digital televisions. With greater sales volume, general and administrative expenses as a percent of revenue decreased to 3.7% from 4.7% for the same quarter last year.

Tweeter Home Entertainment Group, Inc. is a specialty retailer of mid to high-end audio and video consumer electronics products. The Company operates 76 stores under the Tweeter etc, Bryn Mawr Stereo & Video, HiFi Buys, Home Entertainment and DOW Stereo/Video names in the New England, Mid-Atlantic, Southeast, Texas and Southern California markets, respectively. The Company's stores feature an extensive selection of home and car audio systems and components, portable audio equipment, and home video products, including large screen televisions, DVD players, digital satellite systems, video cassette recorders and camcorders.


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                     TWEETER HOME ENTERTAINMENT GROUP, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
             FOR THE THREE MONTHS ENDED DECEMBER 31, 1999 AND 1998

                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                   THREE MONTHS ENDED
                                                      DECEMBER 31,
                                               --------------------------
                                                  1999           1998
                                               -----------    -----------

Total revenue                                  $   124,814    $    86,784
Cost of sales                                       79,165         57,233
                                               -----------    -----------
  Gross Profit                                      45,649         29,551
Selling expenses                                    26,982         17,499
Corporate, general and administrative expenses       4,647          4,041
Goodwill                                               332            215
                                               -----------    -----------
Income from operations                              13,688          7,796
Income from joint venture                              107             --
Interest expense                                       258            201
                                               -----------    -----------
Income before income taxes                          13,537          7,595
Income tax expense                                   5,415          3,038
                                               -----------    -----------
Net income                                     $     8,122    $     4,557
                                               ===========    ===========

Basic earnings per share                       -----------    -----------
  Net income                                   $      0.53    $      0.36
                                               ===========    ===========

Diluted earnings per share                     -----------    -----------
  Net income                                   $      0.48    $      0.32
                                               ===========    ===========

Weighted average shares outstanding
  Basic                                         15,276,825     12,713,122
  Diluted                                       17,044,278     14,204,200




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                     TWEETER HOME ENTERTAINMENT GROUP, INC.

                           CONSOLIDATED BALANCE SHEETS

                                                   DECEMBER 31,    SEPTEMBER 30,
ASSETS                                                 1999            1999
                                                   ------------    ------------
CURRENT ASSETS:
  Cash and cash equivalents....................... $  3,727,724    $    999,495
  Accounts receivable, net........................   18,597,703       9,556,846
  Inventory.......................................   67,891,889      62,135,516
  Other current assets............................    2,476,413       2,578,408
                                                   ------------    ------------
       Total current assets.......................   92,693,729      75,270,265
  Property and equipment, net.....................   37,101,112      34,243,241
  Other assets, net...............................    5,509,390       2,037,982
  Goodwill, net...................................   29,928,095      30,067,691
                                                   ------------    ------------
       TOTAL...................................... $165,232,326    $141,619,179
                                                   ============    ============


LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt............... $     33,384    $     35,551
  Amount due to bank..............................    8,232,174       6,023,056
  Accounts payable, accrued expenses and other
    current liabilities...........................   55,845,107      37,687,674
                                                   ------------    ------------
       Total current liabilities..................   64,110,665      43,746,281
                                                   ------------    ------------
LONG-TERM DEBT:
  Note payable to bank............................       27,707       5,716,805
                                                   ------------    ------------
       Total long-term debt.......................       27,707       5,716,805

  Other long-term liabilities.....................    4,926,942       4,910,922
                                                   ------------    ------------
       Total liabilities..........................   69,065,314      54,374,008
                                                   ------------    ------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY                                 96,167,012      87,245,171
                                                   ------------    ------------
       TOTAL...................................... $165,232,326    $141,619,179
                                                   ============    ============




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Tweeter Home Entertainment Group news and financial releases can be found on the
Company's investor relations website at WWW.TWTR.COM. For further information, please contact Joe McGuire, Chief Financial Officer at (781) 830-3314 voice,
(781) 821-9956 fax, or via email at jmcguire@twtr.com


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Certain statements contained in this press release, including, without limitation, statements containing the words "expects," "anticipates," "believes," and words of similar import, constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements are subject to various risks and uncertainties, including those related to Company growth and acquisitions, dependence on key personnel, the need for additional financing, competition and seasonal fluctuations, and those referred to in the Tweeter's Registration Statement filed on Form S-3 (SEC file number 333-94433) on January 11, 2000 and in the Company's Annual Report on Form 10-K filed on December 10, 1999, that could cause actual future results and events to differ materially from those currently anticipated. Readers are cautioned not to place undue reliance on these forward looking statements.
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